SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 9, 1999

Old Kent Financial Corporation
(Exact name of registrant as
specified in its charter)

Michigan	0-14591	38-1986608
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification no.)
incorporation)

111 Lyon Street, N.W.
Grand Rapids, Michigan		49503
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number,
including area code:    (616) 771-5000

Item 5.          Other Events.

                    On July 9, 1999, Old Kent Financial Corporation, a Michigan corporation ("Old Kent"), completed its acquisition of CFSB Bancorp, Inc., a Delaware corporation ("CFSB"), pursuant to the terms of an Agreement and Plan of Merger dated as of February 24, 1999. As a result of the Merger, each outstanding share of CFSB's common stock, par value $0.01 per share, is to be converted into the right to receive .5939 shares of common stock of Old Kent, par value $1 per share. It is intended that the Merger will be treated as a pooling-of-interests for accounting and financial reporting purposes.

                    A copy of a Press Release, dated July 9, 1999, issued by Old Kent relating to the merger is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 7.          Financial Statements, Pro Forma Financial Information, and Exhibits.

          (c)      Exhibits:

2.1	Agreement and Plan of Merger by and between CFSB Bancorp, Inc., Old Kent Financial Corporation and OKFC Acquisition Corporation, dated as of February 24, 1999. Previously filed as Exhibit 2.1 to Old Kent's Form S-4/A Registration Statement, Registration No. 333-75653 filed April 27, 1999. Here incorporated by reference.

99.1	Old Kent Press Release dated July 9, 1999.

SIGNATURE

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 9, 1999	OLD KENT FINANCIAL CORPORATION
(Registrant)

By /s/ Albert T. Potas
Albert T. Potas
Senior Vice President

EXHIBIT INDEX

Exhibit Number                                    Description

2.1	Agreement and Plan of Merger by and between CFSB Bancorp, Inc., Old Kent Financial Corporation and OKFC Acquisition Corporation, dated as of February 24, 1999. Previously filed as Exhibit 2.1 to Old Kent's Form S-4/A Registration Statement, Registration No. 333-75653 filed April 27, 1999. Here incorporated by reference.

99.1	Old Kent Press Release dated July 9, 1999.